As filed with the Securities and Exchange Commission on December 18, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROALGO INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit 507, Building C, Taoyuan Street,

Long Jing High and New Technology Jingu Pioneer Park,

Nanshan District, Shenzhen, People’s Republic of China

+(86)0755-88600589

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated December 18, 2023

Up to US$100,000,000 of

Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights and Units

and

Up to 2,300,000 Ordinary Shares underlying previously-issued Warrants

MicroAlgo Inc.

This prospectus relates to the issuance by MicroAlgo Inc. (the “Company,” “we,” “our” or “us”) up to US$100,000,000 of any combination, together or separately, of ordinary shares, par value US$0.001 per share (“ordinary shares”), preferred shares, debt securities, warrants, rights and units as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements to be provided will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus, the accompanying prospectus supplement, as well as any documents incorporated by reference, before you invest.

In addition, this prospectus relates to the issuance of up to 2,300,000 ordinary shares that are issuable by us upon exercise of 4,600,000 warrants, which were included in the units sold in the Venus Acquisition Corporation IPO (“Public Warrants”), with each Public Warrant exercisable to purchase one-half (1/2) of one ordinary share at an exercise price of US$11.50 per whole share. For more information please see the section titled “Description of the Securities” contained in this prospectus.

The aggregate offering price of all securities issued under this prospectus may not exceed US$126,450,000.00. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. For more information, please refer to the section titled “Plan of Distribution”.

Our ordinary shares are listed on the NASDAQ Capital Market as “MLGO”. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates as of December 15, 2023 is approximately US$22,915,851, based on 13,559,675 ordinary shares held by non-affiliates as of such date, and a closing price of our ordinary shares on the Nasdaq Capital Market was US$1.69 on December 15, 2023. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the period of twelve calendar months immediately prior to and including the date hereof.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Public Warrants trading on Over-The-Counter Market(“OTC”) under the trading symbols “VENAF”. On December 8, 2023, the closing price of our Public Warrants were $0.1 per warrant.

On December 12, 2022, the Company (formerly known as Venus Acquisition Corporation), a Cayman Islands Special Purpose Acquisition Corporation, completed its business combination with VIYI Algorithm Inc., a Cayman Islands holding company. After the business combination, the Company changed its name to MicroAlgo Inc.

Investing in our securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus, including our annual report on Form 10-K for year ended in 2022 filed with the SEC on March 29, 2023, to read about factors you should consider before investing in these securities.

The Company conducts its business operations in China primarily through its PRC subsidiaries. The Company owns and exerts control over its PRC subsidiaries through direct equity ownership. Nonetheless, given the Company’s holding structure, investors should be aware that investing in the Cayman holding company’s ordinary shares is not the same as purchasing equity interest in the Company’s Chinese operating entities. Instead, investors are purchasing equity interest in a Cayman Islands holding company whose revenues are derived from the operations conducted primarily by its PRC subsidiaries. For more information, please refer to the section titled “Corporate Information” in the summary section of this prospectus below. As of December 31, 2022, WiMi Hologram Cloud Inc. own 65.9% of our ordinary shares. As such, we are a “controlled company” under Nasdaq Listing Rules 5615(c) and are allowed to follow certain exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. A controlled company is eligible for certain corporate governance requirements exemptions from the Nasdaq Listing Rules corporate governance requirements. See “Part I, Item 1A. Risk Factor—We are a “controlled company” within the meaning of the applicable Nasdaq listing rules and, as a result, will qualify for exemptions from certain corporate governance requirements. If we rely on these exemptions, you will not have the same protections afforded to shareholders of companies that are subjected to such requirements” on our annual report on Form 10-K for the year ended 2022 and incorporated by reference below.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no operations of our own, we conduct our operations through our operating entities in China, and this structure involves unique risks to investors. We have not adopted a variable interest entity (the “VIE”) structure. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the Cayman Islands holding company. Therefore, investors will not directly hold any equity interests in our operating companies. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of such securities to significantly decline or become worthless. For risks facing our Company and this offering as a result of our organizational structure, see “Part I, Item 1A. Risk Factor—Risks Related to Doing Business in China” in our annual report on Form 10-K for the fiscal year ended December 31, 2022.

We are subject to certain legal and operational risks associated with being based in China as a result of uncertainties associated with the complex and evolving PRC laws and regulations under which we operate. These risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. See “Part I, Item 1A. Risk Factor—Risks Related to Doing Business in China—We may be materially and adversely affected by the complexity, uncertainties and changes in PRC regulation of the Internet industry and companies” in our annual report on Form 10-K for the fiscal year ended December 31, 2022.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that offerings under this prospectus do not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them.

According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, as advised our PRC legal counsel, Guangdong Chong Li Law Firm, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2008), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our subsidiaries’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we nor our subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus, our Company and our PRC subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the Standing Committee of the National People’s Congress (“SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us and our subsidiaries to obtain permissions from PRC regulatory authorities to conduct business operations in China.

In addition, as advised by the Company’s PRC counsel, Guangdong Chong Li Law Firm, as of the date of this prospectus, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and our subsidiaries in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future. See “Part I, Item 1A. Risk Factor—Risk Factors Relating to Doing Business in China” on our annual report on Form 10-K for the year ended 2022.

The Holding Foreign Companies Accountable Act

Our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our current auditor, Onestop Assurance PAC (“Onestop”), and our prior auditor for 2021, and 2022 annual reports, Marcum LLP, the independent registered public accounting firms that issue the financial reports included elsewhere in this prospectus or our most recent annual report on Form 10-K, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Onestop and Marcum LLP are headquartered in Singapore and New York, respectively. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely, and as of the date of this prospectus, Onestop and Marcum LLP are not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations issued in December 2021. As such, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended December 31, 2022. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from Nasdaq Stock Market. In addition, whether the PCAOB will continue be able to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors—Risks Related to Doing Business in China—If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.” of this prospectus.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process permitted under the Securities Act. By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“China” and “PRC” refers to the People’s Republic of China

●	“ordinary shares” refers to our ordinary shares, par value US$0.001 per share;

●	“RMB” and “Renminbi” refers to the legal currency of China;

●	“HKD” are to the legal currency of Hong Kong;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“SAFE” are to the State Administration for Foreign Exchange;

●	“SEC” are to the Securities and Exchange Commission;

●	“US$” and “U.S. dollars” refers to the legal currency of the United States of America;

●	“MOFCOM” are to the Ministry of Commerce of the People’s Republic of China;

●	“we,” “us,” “our company,” “our,” and “our group” refers to MicroAlgo Inc., our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

We are dedicated to the development and application of bespoke central processing algorithms. We provide comprehensive solutions to customers by integrating central processing algorithms with software or hardware, or both, thereby helping them increase the number of customers, improve end-user satisfaction, achieve direct cost savings, reduce power consumption, and achieve technical goals. The range of our services include algorithm optimization, accelerating computing power without the need for hardware upgrades, lightweight data processing, and data intelligence services. Our ability to efficiently deliver software and hardware optimization to customers through bespoke central processing algorithms serves as a driving force for our long-term development.

Central processing algorithms refer to a range of computing algorithms, including analytical algorithms, recommendation algorithms, and acceleration algorithms. The businesses engaged in internet advertisement, game development, intelligent chip design, finance, retail, and logistics depend on the ability to efficiently process and analyze data with optimized computing software and hardware capable of handling the data workload. Bespoke central processing algorithms suitable to each customer’s distinct needs help them achieve this purpose.

In the mid-to-long term, we will continue to adhere to our strategic mindset. By improving upon each iteration of our one-stop intelligent data management solutions made possible by our proprietary central processing algorithm services, we can help customers to enhance their service efficiency and make model innovations in business, and actively enhance the industry value of the central processing algorithm services in the general field of data intelligent processing industry.

Corporate History and Structure

MicroAlgo Inc. (“MicroAlgo” or the “Company”) (f/k/a Venus Acquisition Corporation (“Venus”)), a Cayman Islands exempted company, entered into the Business Combination and Merger Agreement dated June 10, 2021 (as amended on January 24, 2022, August 2, 2022, August 3, 2022 and August 10, 2022, the “Merger Agreement”), by and among WiMi Hologram Cloud Inc. (“WiMi” or the “Majority Shareholder”), Venus, Venus Merger Sub Corporation (“Venus Merger Sub”), a Cayman Islands exempted company incorporated for the purpose of effectuating the Business Combination (as defined herein), and VIYI Algorithm Inc. (“VIYI”), a Cayman Islands exempted company.

Pursuant to the terms of the Merger Agreement, the Company effected a business combination with VIYI through the merger of Merger Sub with and into VIYI, with VIYI surviving as the surviving company and as our wholly-owned subsidiary. On December 12, 2022, the closing of the Business Combination (the “Closing”) occurred. Upon the closing of the Business Combination, the Company changed its name to MicroAlgo Inc.

Our ordinary shares and Public Warrants are listed on the Nasdaq Stock Market LLC(“ NASDAQ”) and Over-The-Counter Market(“OTC”) under the trading symbols “MLGO” and “VENAF” respectively.

MicroAlgo is not an operating company, but a holding company incorporated in the Cayman Islands. MicroAlgo operates its business through its subsidiaries in the PRC in which it owns equity interests.

The following diagram illustrates our corporate structure as of the date of this prospectus:

MicroAlgo Inc.
(Cayman Company)
VIYI Algorithm Inc.
(Cayman Company)
VIYI Technology Limited
(HK Company)
CDDI CAPITAL LTD
(BVI Company)
55%
VIWO Technology Inc.
(Cayman Company)
Viwo Technology Limited
(HK Company)
Offshore
Onshore
Shenzhen Weiyixin
Technology Co., Ltd
(WFOE)
Shenzhen Viwotong
Technology Co., Ltd.
(WFOE)
58%
Shenzhen Yitian
Internet Technology
Co., Ltd
Weidong
Technology Co.,
Ltd.
Shanghai Weimu
Technology Co.,
Ltd.
Guangzhou Tapuyu
Internet Technology
Co., Ltd.
Beijing Younike
Information
Technology Co., Ltd.
Shenzhen Qianhai
Wangxin
Technology Co., Ltd.
99%
Shenzhen Yiyou
Online Technology
Co., Ltd.
Shanghai Guoyu
Information
Technology Co., Ltd.
1%
Shenzhen Weidong
Technology Co.,
Ltd.
Korgas Weidong
Technology Co.,
Ltd

*All unspecified proportions are 100%

Cash and Asset Flows through Our Organization

The Company is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. As a result, the Company’s ability to pay dividends depends upon dividends paid by our subsidiaries in China. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Funding PRC Subsidiaries

We are permitted under PRC laws and regulations as an offshore holding company to provide fundings to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the record-filing and registration with government authorities and limit on the amount of loans. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to the wholly foreign-owned subsidiaries to fund their capital expenditures or working capital. If we provide fundings to our wholly foreign-owned subsidiaries through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as registered with the foreign investment authorities and our registered capital. Such loans must also be registered with SAFE (as defined herein) or their local branches. For more detailed information and risks associated with a transfer of funds by the Company to our PRC subsidiaries in the form of a loan or capital injection, please refer to our Annual Report on Form 10-K for 2022 in the section “Risk Factors — Risk Factors Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”

Dividends

Under PRC law, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to the Company Law of the People’s Republic of China, or the PRC Company Law, our PRC subsidiaries are required to make contribution of at least 10% of their after-tax profits calculated in accordance with the PRC GAAP to the statutory common reserve. Contribution is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries. See “Risk Factors — Risk Factors Relating to Doing Business in China — our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

None of our PRC subsidiaries has issued any dividends or distributions to respective holding companies or any investors as of the date of this prospectus. Our PRC subsidiaries generate and retain cash generated from operating activities and re-invested it in our business. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after any offerings under this prospectus. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, so long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. See “Risk Factor—Risk Factors Relating to Doing Business in China—Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.” of our annual report on Form 10-K for 2022.

We currently do not have any cash management policy that dictates the transfer of cash between our subsidiaries. See “Item 4. Information of the Company—B. Business Overview—Regulation—PRC Laws and Regulations relating to Foreign Exchange” of our annual report on Form 10-K for details of such procedures.

Risk Factors

The company faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in the PRC. Most of the company’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

See “Risk Factors — Risks Related to Doing Business in China — Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares,” and “— Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on our business, financial condition and results of operations..” as set forth in this prospectus and our Annual Report on Form 10-K, as filed with the SEC on March 29, 2023.

In addition, the PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See “Item 3 Key Information — D. Risk Factors — Risks Related to Our Business and Industry — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.”; and “— We may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies,” as set forth in the our annual report on Form 10-K filed with the Commission on March 29, 2023.

Before investing in the ordinary shares, you should carefully consider the risks and uncertainties described in this prospectus and as summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by Table of Contents reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risk Factors Relating to our Business and Industry

●	We operate in a relatively new and rapidly evolving market.

●	Our competitive position and results of operations could be harmed if we do not compete effectively.

●	We have a limited operating history, and it may not be able to sustain rapid growth, effectively manage growth or implement business strategies.

●	Recent acquisitions could prove difficult to integrate, disrupt the business, dilute shareholder value and strain the resources.

●	Failure to maintain adequate financial, information technology and management processes and controls could result in material weaknesses which could lead to errors in our financial reporting, which could adversely affect our business.

●	If we fail to keep up with industry trends or technological developments, or develop, acquire, market and offer new products and services, our business, results of operations and financial condition may be materially and adversely affected.

●	Our results of operations could materially suffer in the event of insufficient pricing to enable us to meet profitability expectations.

●	We make significant investments in research and development of new products and services that may not achieve expected returns.

●	We require a significant amount of capital to fund our research and development investments. If we cannot obtain sufficient capital on favorable terms or at all, our business, financial condition and prospects may be materially and adversely affected.

●	Our success depends on our ability to attract, hire, retain and motivate key management personnel and highly skilled employees.

●	Our business depends substantially on the market recognition of our brand and negative media coverage could adversely affect our business.

●	Our failure to protect intellectual property rights may undermine our competitive position.

●	Our services or solutions could infringe upon the intellectual property rights of others, or we might lose our ability to utilize the intellectual property of others.

●	We may not be able to protect our source code from copying if there is an unauthorized disclosure.

●	Third parties may register trademarks or domain names or purchase internet search engine keywords that are similar to our trademarks, brand or websites, or misappropriate our data and copy our platform, all of which could cause confusion to our users, divert online customers away from our products and services or harm our reputation.

●	Our business is highly dependent on the proper functioning and improvement of our information technology systems and infrastructure. Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale up and adjust our existing technology and infrastructure.

●	Our operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy or security breaches.

●	We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

●	Our insurance policies may not provide adequate coverage for all claims associate with our business operations.

●	We may be subject to claims, disputes or legal proceedings in the ordinary course of our business. If the outcome of these proceedings is unfavorable to us, then our business, results of operations and financial condition could be adversely affected.

●	We may need additional capital to support or expand our business, and we may be unable to obtain such capital in a timely manner or on acceptable terms, if at all.

●	We are a “controlled company” within the meaning of the applicable Nasdaq listing rules and, as a result, will qualify for exemptions from certain corporate governance requirements. If we rely on these exemptions, you will not have the same protections afforded to shareholders of companies that are subjected to such requirements.

●	Our business may be materially and adversely affected by the effects of natural disasters, health epidemics or similar situation. In particular, the COVID-19 pandemic has already and may continue to cause negative impacts to our business, results of operations and financial condition.

●	We may be materially and adversely affected by the complexity, uncertainties and changes in PRC regulation of the Internet industry and companies.

●	Our business generates and processes a large amount of data, and we are required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our data practices or business model.

●	We may be liable for improper use or appropriation of personal information provided directly or indirectly by our customers or end users.

●	We and our subsidiaries have a limited customer base and depend on a small number of customers for a significant portion of revenues which may result in heightened concentration risk.

●	We and our subsidiaries depend on a limited number of vendors for a significant portion of our purchase which may result in heightened concentration risk.

Risk Factors Relating to Doing Business in China

●	Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

●	If the chops of our PRC subsidiaries and their respective subsidiaries, are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

●	The PRC government exerts substantial influence over the manner in which we, our subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and was denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

●	We are or may be required to obtain certain permissions from Chinese authorities to issue securities to foreign investors.

●	Adverse changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition and results of operations.

●	A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect our business and our financial condition.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	Uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

●	We are subject to extensive and evolving legal system in the PRC, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects, and may result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

●	Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

●	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	Implementation of labor laws and regulations in China may adversely affect our business and results of operations.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds it receives from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

●	Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

●	Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.

●	Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or we to fines and other legal or administrative sanctions.

●	Our leased property interests may be defective and our right to lease the properties affected by such defects may be challenged, which could adversely affect our business.

●	If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Risk Factors Relating to an Investment in our Ordinary Shares

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	The market price for our ordinary shares have fluctuated and may be volatile.

●	Our Key Projected Financial Metrics are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future market and changes in regulations. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

●	We may be unable to obtain additional financing to fund our operations or growth.

●	Our share price may be volatile and could decline substantially.

●	We do not intend to pay cash dividends for the foreseeable future.

●	We may be subject to securities litigation, which is expensive and could divert management attention.

●	The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our ordinary shares price and trading volume could decline.

●	We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

●	If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the report based on foreign laws.

●	Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

●	Future changes to tax laws could adversely affect us.

●	We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	We became a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

Corporate Information

We are a Cayman Islands exempted company, and our principal executive office is located at Unit 507, Building C, Taoyuan Street, Long Jing High and New Technology Jingu Pioneer Park, Nanshan District, Shenzhen, People’s Republic of China. Our registered office address in the Cayman Islands is located at 215-245 N Church St., 2nd Floor White Hall House, Grand Cayman, Cayman Islands. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ending June 30,
	2022	2023	2023
	RMB	RMB	USD
OPERATING REVENUES
Products	84,859,926	9,935,513	1,434,690
Services	260,914,275	253,706,643	36,635,280
Total operating revenues	345,774,201	263,642,156	38,069,970

COST OF REVENUES	(276,424,458)	(183,095,184)	(26,438,974)

GROSS PROFIT	69,349,743	80,546,972	11,630,996

OPERATING EXPENSES
Selling expenses	(2,540,086)	(1,237,770)	(178,734)
General and administrative expenses	(12,257,955)	(7,638,938)	(1,103,062)
Research and development expenses	(40,202,571)	(92,239,461)	(13,319,393)
Total operating expenses	(55,000,612)	(101,116,169)	(14,601,189)

INCOME (LOSS) FROM OPERATIONS	14,349,131	(20,569,197)	(2,970,193)

OTHER INCOME (EXPENSE)
Loss on disposal of subsidiaries	(1,064,203)	(23,025,499)	(3,324,886)
Interest income	307,726	1,251,127	180,663
Finance expenses, net	(264,358)	(225,537)	(32,568)
Other income, net	1,400,850	611,158	88,251
Total other (expenses) income, net	380,015	(21,388,751)	(3,088,540)

INCOME (LOSS) BEFORE INCOME TAXES	14,729,146	(41,957,948)	(6,058,733)

BENEFIT OF (PROVISION FOR) INCOME TAXES
Current	(286,789)	(52,912)	(7,640)
Deferred	786,966	-	-
Total (provision for) benefit of income tax	500,177	(52,912)	(7,640)

NET INCOME (LOSS)	15,229,323	(42,010,860)	(6,066,373)

Less: Net income (loss) attributable to non-controlling interests	228,367	(4,937,217)	(712,935)

NET INCOME (LOSS) ATTRIBUTABLE TO MICROALGO INC.	15,000,956	(37,073,643)	(5,353,438)

NET INCOME (LOSS)	15,229,323	(42,010,860)	(6,066,373)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	1,377,873	8,517,608	(991,206)

COMPREHENSIVE INCOME (LOSS)	16,607,196	(33,493,252)	(7,057,579)

Less: Comprehensive income (loss) attributable to non-controlling interests	228,367	(4,937,217)	(33,493,252)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO MICROALGO INC	16,378,829	(28,556,035)	26,435,673

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic	300,000,000	43,856,706	43,856,706
Diluted	-	-	-

EARNINGS (LOSS) PER SHARE
Basic	0.05	(0.85)	(0.12)
Diluted	-	-	-

UNAUDTED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2022	June 30 2023	June 30 2023
	RMB	RMB	USD
ASSETS
CURRENT ASSETS
Cash and cash equivalents	297,710,673	138,675,781	19,191,755
Accounts receivable, net	18,125,011	37,723,534	5,220,672
Inventories	909,047	-	-
Prepaid services fees	25,929,098	46,500,506	6,435,344
Other receivables and prepaid expenses	1,858,512	1,024,682	141,808
Other receivable-related parties	39,987,762	179,780,988	24,880,427
Total current assets	384,520,103	403,705,491	55,870,006

PROPERTY PLANT AND EQUIPMENT, NET	1,012,107	887,228	122,786

OTHER ASSETS
Cost method investments	1,200,000	1,200,000	166,072
Prepaid expenses and deposits	1,281,860	83,600	11,570
Intangible assets, net	6,716,250	6,343,125	877,844
Operating lease right-of-use assets	1,050,922	434,414	60,120
Goodwill	106,274,006	106,274,006	14,707,577
Total non-current assets	116,523,038	114,335,145	15,823,183
Total assets	502,055,248	518,927,864	71,815,975

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	14,221,369	35,484,975	4,910,872
Deferred revenues	11,205,880	17,996,560	2,490,598
Other payables and accrued liabilities	5,523,915	28,867,759	3,995,095
Amount due to a related party	1,067,903	1,107,954	153,333
Operating lease liabilities	1,049,326	363,450	50,299
Taxes payable	385,591	72,448	10,026
Total current liabilities	33,453,984	83,893,146	11,610,223

OTHER LIABILITIES
Operating lease liabilities - noncurrent	214,189	140,895	19,499
Deferred tax liabilities, net	1,679,063	1,679,063	232,370
Total other liabilities	1,893,252	1,819,958	251,869
Total liabilities	35,347,236	85,713,104	11,862,092

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred shares, $0.001 par value; 1,000,000 shares authorized; no share issued	-	-	-
Ordinary shares, $0.001 par value, 200,000,000 shares authorized, 43,856,706 issued	312,543	312,543	43,857
Additional paid-in capital	320,210,652	320,210,652	47,394,444
Retained earnings	129,602,088	96,798,730	14,420,927
Statutory reserves	11,964,279	11,964,279	1,798,310
Accumulated other comprehensive income (loss)	2,834,688	7,082,011	(3,246,375)
Total MicroAlgo Inc.shareholders’ equity	464,924,250	436,368,215	60,411,163

NONCONTROLLING INTERESTS	1,783,762	(3,153,455)	(457,280)

Total equity	466,708,012	433,214,760	59,953,883

Total liabilities and shareholders’ equity	502,055,248	518,927,864	71,815,975

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

				Accumulated
	Ordinary shares		Additional	Retained earnings		Other
	Shares	Par Value	paid-in capital	Statutory reserves	Unrestricted	comprehensive income	Noncontrolling interests	Total	Total
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	USD
BALANCE, December 31, 2022	43,856,706	312,543	320,210,652	11,964,279	129,602,088	2,834,688	1,783,762	466,708,012	67,011,462
Net (loss) income	-	-	-	-	(37,073,643)	-	(4,937,217)	(42,010,860)	(6,066,373)
Foreign currency translation	-	-	-	-	4,270,285	4,247,323	-	8,517,608	(991,206)
BALANCE, June 30, 2023	43,856,706	312,543	320,210,652	11,964,279	96,798,730	7,082,011	(3,153,455)	433,214,760	59,953,883

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ending June 30,
	2022	2023	2023
	RMB	RMB	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	15,229,323	(42,010,860)	(6,066,375)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,466,118	142,928	20,639
Provision for doubtful accounts	(1,889,836)	(8,287,562)	(1,196,725)
Deferred tax benefit	(786,966)	-	-
Gain (loss) from short term investments	1,064,203	-	-
Amortization of operating lease right-of-use assets	791,536	616,508	89,024
Accounts receivables	(15,818,907)	(11,110,961)	(1,604,425)
Inventories	3,280,057	909,047	131,267
Prepaid services fees	(4,307,015)	(20,571,408)	(2,970,515)
Other receivables and prepaid expenses	(244,664)	-	-
Prepaid expenses and deposits	83,228	-	-
Accounts payable	(2,331,557)	21,263,606	3,070,468
Deferred revenues	2,440,295	6,790,680	980,575
Other payables and accrued liabilities	646,734	7,711,745	1,113,577
Operating lease liabilities	(703,620)	(759,170)	(109,624)
Taxes payable	297,277	(313,143)	(45,218)
Net cash provided by (used in) operating activities	2,216,206	(45,618,590)	(6,587,332)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(109,764,732)	-	-
Redemption of short term investments	108,700,529	-	-
Purchases of cost method investment	(600,000)	-	-
Purchases of property and equipment	(1,226,718)	-	-
Sale of property and equipment		355,076	51,273
Repayment of loans receivable	21,160,000
Sale of long term investments	-	1,198,260	173,029
Net cash provided by investing activities	18,269,079	1,553,336	224,302

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan to Parent	-	(139,159,397)	(20,094,639)
Proceeds from banking facility	-	8,500,000	1,227,401
Proceeds from related party loans	55,695,453	7,172,150	1,035,660
Repayments to related party loans	(51,400,000)	-	-
Deferred merger costs	(131,276)	-	-
Net cash provided by (used in) financing activities	4,164,177	(123,487,247)	(17,831,578)

EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND	5,513,861	8,517,609	640,093

CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	30,163,323	(159,034,892)	(23,554,515)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	272,368,599	297,710,673	42,746,270

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	302,531,922	138,675,781	19,191,755

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	1,182,571	73,649	10,635
Cash paid for interest	6,154	124,995	18,049

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	549,514	586,741	84,725

Implications of Being a Foreign Private Issuer

As of June 30, 2023, our Board of Directors determined that we qualified as a Foreign Private Issuer, as a result, we no longer file annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. Instead, we will file our annual report on Form 20-F and other reports on Form 6-K.

As a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 10-K following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 29, 2023, which includes the audited financial statements for the year ended December 31, 2022;

●	Our quarterly report filed on Form 10-Q filed with the SEC on May 8, 2023;

●	Our current report on Form 6-K, furnished to the SEC on August 9, 2023, of our Interim Condensed Consolidated Financial Statements as of June 30, 2023 and December 31, 2022 and for the Six Months Ended June 30, 2023 and 2022 and Management’s Discussion and Analysis of Financial Condition and Results of Operation for The First Half of 2023

●	Our current report on Form 6-K furnished to the SEC on July 5, 2023;

●	Our current report on Form 8-K filed with the SEC on December 16, 2022;

●	All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

MicroAlgo Inc.

Unit 507, Building C, Taoyuan Street,

Long Jing High and New Technology Jingu Pioneer Park,

Nanshan District, Shenzhen, 518000

People’s Republic of China

(Address of principal executive offices, including zip code)

+(86)0755-88600589

(Registrant’s telephone number, including area code)

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making any investment decision, you should carefully consider the risks described below and those risks set forth in the “Risk Factors” section in our Annual Report on Form 10-K for 2022 filed with SEC on March 29, 2023 (as summarized in the Summary section above).

Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. Before investing in our securities, you should carefully review the information contained in this prospectus. The price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Forward-Looking Statements.”

Risks Related to Doing Business in China

All of our operations are in China and our business is subject to the complex and rapidly evolving PRC laws and regulations. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.

We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. Although there are still uncertainties regarding the interpretation and implementation of relevant regulatory guidance, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime.

The Overseas Listing Trial Measures provide that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have been completed their overseas offering and listing, which are called as “the stock enterprises”. As a stock enterprise, we shall file with the CSRC within 3 working days after the subsequent securities offering is completed. The CSRC shall order rectification, issue warnings and impose fines to the company fails to fulfill filing procedure as stipulated in Overseas Listing Trial Measures.

In addition, the CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises on February 24, 2023, which became effective on March 31, 2023. The CSRC stipulates domestic enterprises, securities companies and securities service agencies which provide the corresponding services in the course of overseas issuance and listing of domestic enterprises, shall strengthen legal awareness of confidentiality of State secrets and archives administration, establish a sound system for confidentiality and archives work, adopt the requisite measures to perform the responsibilities of confidentiality and archives administration.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will always be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

Risks Related to Investing In Our Shares

The sale of a substantial amount of our ordinary shares could adversely affect the prevailing market price of our ordinary shares.

The issuance and sale of additional ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding public warrants could further dilute the holdings of our then existing shareholders.

Certain shareholders hold registration rights, which may have an adverse effect on the market price of our ordinary shares

Certain existing shareholders have the right to demand that we register their ordinary shares for resale pursuant to a registration rights agreement we entered into them in connection with the closing of our business combination. The resale of those ordinary shares in addition to the offer and sale of the other securities included in this registration statement and prospectus may have an adverse effect on the market price of our ordinary shares.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the conversion of any debt securities or the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

Certain of our warrants could have cashless exercise

The warrants we previously issued contain provisions whereby the warrant holder may have the right to a cashless exercise if a registration statement covering their resale is not effective or if there is no effective registration statement covering their resale or exercise. If for any reason we are unable to keep such registration statements active and effective and our share price is higher than the relevant exercise price, we could be required to issue shares without receiving cash consideration. As we have 2,300,000 ordinary shares issuable upon exercise of all of our Public Warrants, this could mean that we issue all such ordinary shares but do not receive approximately $26,450,000.00, which would dilute our shareholders and likely decrease our share price.

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares.

The stock market in general and the market prices of the ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. Since the completion of our business combination, the market price of our ordinary shares has fluctuated significantly, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since our inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement), including ordinary shares issuable to holders of our Public Warrants upon exercise of the Public Warrants, up to a total dollar amount of US$126,450,000.00 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.” We will keep the registration statement of which this prospectus is a part effective until such time as all of the warrant shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in our half-year report on Form 6-K, an applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

We currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes. We may also use a portion of the net proceeds from the sale of securities offered by this prospectus to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings the ordinary shares, preferred shares, debt securities, warrants, rights, and units as further described below.

The following is a description of the terms and provisions of our ordinary shares, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the ordinary shares (including ordinary shares represented by ordinary shares) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands and our affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which is referred to as the “Companies Act” below, and the common law of the Cayman Islands.

We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. According to the Memorandum and Articles of Association, the authorized share capital of us is US$200,000 divided into 200,000,000 ordinary shares of a par value of US$0.001 each.

Ordinary shares

The following includes a summary of the terms of ordinary shares, based on our Memorandum and Articles of Association and Cayman Islands law.

General. Our authorized share capital is US$200,000 divided into 200,000,000 ordinary shares of a par value of US$0.001 each. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. We may not issue share to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our Board of Directors subject to our Memorandum and Articles of Association and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our Memorandum and Articles of Association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our Board of Directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have fund lawfully available for such purpose. Holders of our ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-half of the votes attaching to the issued and outstanding ordinary shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by us duly authorized representative. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we may (but are not obliged to, unless required by the law or the rules and regulations of Nasdaq) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our Board of Directors or, in the case of an extraordinary general meeting only, upon a requisition of shareholders holding at the date of deposit of the requisition not less than 10% of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least five clear days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for making any changes to our Memorandum and Articles of Association.

Transfer of ordinary shares. Subject to the restrictions in our Memorandum and Articles of Association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors.

If the shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Memorandum and Articles of Association on terms that one cannot be transferred without the other, our Board of Directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant.

The registration of transfers may be suspended at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended for more than 30 days in any year as our board may determine.

Liquidation. Each ordinary share confers upon the shareholder to a pro rata right in the distribution of the surplus assets of our company on its liquidation. If the company is wound up, the shareholders may, subject to our Memorandum and Articles and any other sanction required by law, pass a special resolution allowing the liquidator to do either or both of the following (a) the divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Redemption, Repurchase and Surrender of ordinary shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our Board of Directors. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our Board of Directors or are otherwise authorized by our Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not we are being wound-up, may be varied with the consent in writing of the holders of two thirds of the issued shares of that class or series or with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for the Memorandum and Articles, the register of mortgages and charges and any special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our Memorandum and Articles of Association authorize our Board of Directors to issue additional ordinary shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorize our Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of us or management that shareholders may consider favorable, including provisions that authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote +or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of our shareholders with the Registrar of Companies;

●	is not required to open our register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

●	the names and addresses of the members of the company and a statement of the shares held by each member, which:

(i)	distinguishes each share by our number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Outstanding Warrants

As of the date of this prospectus, we have 4,825,000 warrants outstanding, which consist of 4,600,000 Public Warrants issued as part of the Venus Acquisition Corporation IPO, and 225,000 private warrants issued to Yolanda Management Corporation (“Yolanda”), the sponsor of the IPO of Venus Acquisition Corporation, underlying the units sold to Yolanda through a private placement in connection with the IPO.

The following summary of certain terms and provisions of our outstanding warrants, which is not complete and is subject to, and qualified in its entirety by the provisions of Warrant Agreement.

Public Warrants

As of the date of this prospectus, we have 4,600,000 public warrants outstanding (“Public Warrants”). Each Public Warrant is exercisable for one-half of one ordinary share at a price of $11.50 per full share. Public Warrants may only be exercised for whole numbers of ordinary shares. The warrants shall terminate on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us. Public Warrants are listed on OTC Market under “VENAF”. Subject to applicable laws, the Public Warrants may be offered for sale, sold, transferred or assigned without our consent. Except as otherwise provided in the Public Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of Public Warrants will not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises such warrants.

Private Warrants

As of the date of this prospectus, there are 225,000 private warrants outstanding, expiring on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us, each exercisable to purchase one-half of one ordinary share at a price of $11.50 per full share.

The Private Warrants have the same terms and conditions as the Public Warrants.

Preference shares

The Company’s amended and restated memorandum and articles of association provide that preference shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Transfer Agent

The registrar and transfer agent for our ordinary shares is Transhare Corporation. Its address is Bayside Center 1

17755 US Highway 19 N Suite 140 Clearwater FL 33764, and its telephone number is (303) 662-1112. Transhare Corporation also acts as our warrant agent.

Listing

Our ordinary shares and Public Warrants trade on the Nasdaq Capital Market and OTC market under the symbol “MLGO” and “VENAF”.

DESCRIPTION OF PREFERRED SHARES

Our amended and restated memorandum and articles of association will provide that preference shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our ordinary shares, preferred shares, debt securities or warrants, or any combination hereof. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,”, “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

THE OFFER AND LISTING

Our ordinary shares and our public warrants trade on the Nasdaq Capital Market and OTC market under the symbol “MLGO” and “VENAF”

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

●	any terms of the offering;

●	any underwriter, dealers or agents;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	any delayed delivery arrangements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any exchange on which the securities will be listed.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers, as would be the case in the event of public warrants holders exercising their warrants in cash.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

TAXATION

The following discussion of material PRC, Cayman Islands, and United States federal income tax consequences of an investment in our ordinary sharesis based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local, and other tax laws or under tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shareswill not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary sharesbe subject to Cayman Islands income or corporation tax.

PRC Taxation

Income Tax and Withholding Tax

In March 2007, the National People’s Congress of China enacted the Enterprise Income Tax Law, or EIT Law, which became effective on January 1, 2008 (as amended in December 2018). The EIT Law provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to EIT at the rate of 25% on their worldwide income. The Implementing Rules of the EIT Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In April 2009, the SAT issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is deemed to be located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not offshore enterprises controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

The Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version), or Bulletin 45, further clarifies certain issues related to the determination of tax resident status. Bulletin 45 also specifies that when provided with a resident Chinese-controlled, offshore-incorporated enterprise’s copy of its recognition of residential status, a payer does not need to withhold a 10% income tax when paying certain PRC-source income, such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

We believe that our Cayman Islands holding company, MicroAlgo is not a PRC resident enterprise for PRC tax purposes. MicroAlgo is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with our position and there is a risk that the PRC tax authorities may deem our company as a PRC resident enterprise since a substantial majority of the members of our management team are located in China, in which case we would be subject to the EIT at the rate of 25% on worldwide income. If the PRC tax authorities determine that our Cayman Islands holding company is a “resident enterprise” for EIT purposes, a number of unfavorable PRC tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our Ordinary Shares. It is unclear whether, if we are considered a PRC resident enterprise, holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

According to the Announcement of SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, which was promulgated by the SAT and became effective on February 3, 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in the public securities market) without a reasonable commercial purpose, PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer may be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%.

Under the terms of Circular 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes if:

●	over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties;

●	at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territories, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territories;

●	the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or

●	the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties.

On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or Circular 37, which took effect on December 1, 2017. Circular 37 purports to provide further clarifications by setting forth the definitions of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of the withholding amount and the date on which the withholding obligation arises.

Specifically, Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in instalments, the instalments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

There is uncertainty as to the application of Circular 7 and Circular 37. Circular 7 and Circular 37 may be determined by the PRC tax authorities to be applicable to transfers of our shares that involve non-resident investors, if any of such transactions were determined by the tax authorities to lack a reasonable commercial purpose.

As a result, we and our non-resident investors in such transactions may become at risk of being taxed under Circular 7 and Circular 37, and we may be required to comply with Circular 7 and Circular 37 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law. This process may be costly and have a material adverse effect on our financial condition and results of operations.

Value-added Tax

Under the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax to Replace Business Tax, or Circular 36, which was promulgated by the Ministry of Finance and the SAT on March 23, 2016 and became effective on May 1, 2016, entities and individuals engaging in the sale of services, intangible assets or fixed assets within the territory of the PRC are required to pay value added tax, or VAT, instead of business tax.

According to the Circular 36, our PRC subsidiaries are subject to VAT, at a rate of 6% to 17% on proceeds received from customers and are entitled to a refund for VAT already paid or borne on the goods purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

According to the Circular of the Ministry of Finance and the SAT on Adjusting Value-added Tax Rates, promulgated on April 4, 2018 and effective since May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17% tax rates are lowered to 16%.

According to the Circular on Policies to Deepen Value-added Tax Reform, promulgated on March 20, 2019 and effective since April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9% respectively.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a market-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities (including private foundations);

●	holders who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	investors that will hold our Ordinary Shares as part of a straddle, hedging, conversion or other integrated transaction for U.S. federal income tax purposes;

●	persons holding their Ordinary Shares in connection with a trade or business outside the United States;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	investors required to accelerate the recognition of any item of gross income with respect to their Ordinary Shares as a result of such income being recognized on an applicable financial statement;

●	investors that have a functional currency other than the U.S. dollar;

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	18,664.02
Financial Industry Regulatory Authority fees	US$	*
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 10-K for the fiscal year ended December 31, 2022, our quarterly report on Form 10-Q, our current reports filed with the SEC on Form 8-K and our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 18, 2023.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability to take advantage of certain benefits associated with being a Cayman Islands exempted company:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our currently effective memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We conduct all of our operations outside the United States, and substantially all of our assets are located outside the United States. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that the courts of the Cayman Islands are unlikely (1) to recognize and enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have also been advised by Maples and Calder (Hong Kong) LLP that, although there is no statutory recognition in the Cayman Islands of judgments obtained in the federal or state courts of the U.S. (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final and conclusive, (4) is not in respect of taxes, a fine or a penalty, (5) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (6) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Guangdong Chong Li Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the PRC courts would:

●	recognize or enforce judgments of United States courts or Cayman courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Guangdong Chong Li Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law. Guangdong Chong Li Law Firm has advised us further that under PRC law, a foreign judgment that does not otherwise violate the basic legal principles, national sovereignty, security or public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in China if they can establish sufficient connection to China for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for foreign shareholders, by virtue only of holding the Ordinary Shares or ordinary shares, to establish a sufficient connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

LEGAL MATTERS

The validity of the ordinary shares, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Guangdong Chong Li Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of MicroAlgo Inc. appearing in MicroAlgo Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Onestop Assurance PAC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 The office of ONESTOP ASSURANCE PAC is located at 10 Anson Road #13-09, International Plaza, Singapore, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud, dishonesty or the consequences of committing a crime.

Our currently effective memorandum and articles of association provide that each officer or director of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty or fraud, in or about the conduct of our company’s business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association. A form of the indemnification agreements has been filed as Exhibit 10.3 to our registration statement on Form 8-K (File No. 001-40024) filed with the SEC on December 16, 2022.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9.	Exhibits.

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10.	Undertakings.

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 10-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

	(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 16, 2022, as (File No. 001-40024))
4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on December 16, 2022, as (File No. 001-40024))
4.3*	Specimen Preferred Share Certificate and Form of Certificate of Designations of Preferred Shares
4.4*	Form of Indenture
4.5*	Form of Debt Security
4.6*	Form of Warrant
4.7*	Form of Warrant Agreement
5.1*	Opinion of Maples and Calder (Hong Kong) LLP, regarding the legality of the ordinary shares being registered
23.1*	Consent of OneStop Assurance PAC
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4*	Consent of Guangdong Chong Li Law Firm
24.1*	Power of Attorney (included on signature page hereto)
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
107*	Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen, People’s Republic of China, on December 18, 2023.

MicroAlgo Inc.

By:	/s/ Min Shu
	Name:	Min Shu
	Title:	Chief Executive Officer

By:	/s/ Li He
	Name:	Li He
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Min Shu as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offerings covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date

/s/ Jie Zhao	Chairman of the Board of Directors	December 18, 2023
Jie Zhao

/s/ Min Shu	Director, Chief Executive Officer	December 18, 2023
Min Shu	(Principal Executive Officer)

/s/ Li He	Chief Financial Officer	December 18, 2023
Li He	(Principal Accounting and Financial Officer)

/s/ Shiwen Liu	Chief Operating Officer	December 18, 2023
Shiwen Liu

/s/ Chengwei Yi	Chief Technology Officer	December 18, 2023
Chengwei Yi

/s/ Shan Cui	Independent Director	December 18, 2023
Shan Cui

/s/ Haixia Zhao	Independent Director	December 18, 2023
Haixia Zhao

/s/ Wengang Kang	Independent Director	December 18, 2023
Wengang Kang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MicroAlgo Inc., has signed this registration statement or amendment thereto in Newark, Delaware on December 18, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J Puglisi
	Title:	Managing Director